EXHIBIT 24

POWER OF ATTORNEY

I, the undersigned Director and/or Officer of Mindspeed Technologies, Inc., a Delaware corporation (the “Company”), hereby constitute RAOUF Y. HALIM, IAN J. STOCK, SIMON BIDDISCOMBE and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2003, and any amendments thereto.

Signature	Title	Date

/s/ Raouf Y. Halim Raouf Y. Halim	Director Chief Executive Officer (principal executive officer)	December 16, 2003

/s/ Dwight W. Decker Dwight W. Decker	Chairman of the Board of Directors	December 16, 2003

/s/ Donald R. Beall Donald R. Beall	Director	December 11, 2003

/s/ Hossein Eslambolchi Hossein Eslambolchi	Director	December 16, 2003

/s/ Ming Louie Ming Louie	Director	December 15, 2003

/s/ Thomas A. Madden Thomas A. Madden	Director	December 11, 2003

/s/ Jerre L. Stead Jerre L. Stead	Director	December 14, 2003

/s/ Simon Biddiscombe Simon Biddiscombe	Senior Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	December 11, 2003